Exhibit 10.1

Information Concerning Executive Compensation

On June 27, 2014, the Compensation Committee of HomeFed Corporation (the "Company") approved annual salary increases (effective as of January 1, 2014) for each of the Company's executive officers who were included as named executive officers in the Company's 2014 proxy statement.

Name and Title	Base Salary in 2014

Paul J. Borden	$364,656
President and
Chief Executive Officer

John Kent Aden, Jr.	$298,342
Vice President

Christian E. Foulger	$229,294
Vice President

Erin N. Ruhe	$218,794
Vice President,
Treasurer and Controller